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                                                               EXHIBIT 99.(a)(5)

                         IMPAC MORTGAGE HOLDINGS, INC.

                               OFFER TO EXCHANGE

           11% SENIOR SUBORDINATED DEBENTURES DUE FEBRUARY 15, 2004
                                      FOR
                   UP TO 5,000,000 SHARES OF ITS COMMON STOCK

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
          ON MARCH 26, 1999, UNLESS EXTENDED (THE "EXPIRATION DATE").

                                                               February 24, 1999

To Our Clients:

     Enclosed for your consideration are an Offering Circular dated February 24, 1999 (the "Offering Circular") and a Letter of Transmittal (the "Letter of Transmittal") which together constitute the offer (the "Exchange Offer") by Impac Mortgage Holdings, Inc., a Maryland corporation (the "Company"), to exchange its 11% Senior Subordinated Debentures due February 15, 2004 (the "Debentures") for up to 5,000,000 shares of its Common Stock, $.01 par value per share ("Common Stock") (including the associated Preferred Share Purchase Rights (the "Rights," and together with the Common Stock, the "Shares")). Unless the Rights become exercisable or separately tradeable prior to the Expiration Date, a tender of Shares will also constitute a tender of the associated Rights.

     This material is being forwarded to you as the beneficial owner of Shares held by us in your account but not registered in your name. A TENDER WITH RESPECT TO SUCH SHARES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish us to tender any or all of your Shares held by us for your account pursuant to the terms and conditions of the Exchange Offer, as set forth in the Offering Circular and the Letter of Transmittal. We urge you to read the enclosed Offering Circular and related Letter of Transmittal carefully before instructing us to tender your Shares. If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached instruction form. The accompanying form of Letter of Transmittal is furnished to you for your information only and may not be used by you to tender your Shares. Your instructions to us should be forwarded as promptly as possible in order to permit us to tender your Shares on your behalf in accordance with the provisions of the Exchange Offer.

     Tenders of Shares pursuant to the Exchange Offer may be withdrawn by holders at any time prior to the Expiration Date and, if the Company has not accepted such Shares for exchange, after the expiration of 40 business days from the date of the Offering Circular.
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     The Company will determine an exchange price (the "Exchange Price") of no greater than 120% nor less than 105% of the average closing sales price of the Shares as reported by the American Stock Exchange ("AMEX") for the two trading day period ending two trading days prior to the Expiration Date (the "Average Price"), provided that the Exchange Price shall not exceed $7.00 per share. By way of example, if the Expiration Date is not extended, the two trading days that will be used to determine the Average Price will be Monday, March 22, 1999 and Tuesday, March 23, 1999. The exact maximum principal amount of Debentures to be exchanged will be a function of the Average Price. The Company will exchange validly tendered Shares for a principal amount of Debentures equal to the number of Shares tendered at or below the Exchange Price multiplied by the Exchange Price. The Company will select as the final Exchange Price the lowest Exchange Price which would permit the maximum number of Shares to be exchanged in the Exchange Offer.

     The Exchange Offer will be conducted such that each stockholder will be able to specify the Exchange Price (in increments of 1%) that such stockholder is willing to accept in exchange for his or her Shares. Whether and to what extent a tendering stockholder will have his or her tendered Shares accepted for exchange in the Exchange Offer will depend on how the Exchange Price specified by such stockholder compares to Exchange Prices specified by other tendering stockholders. The Exchange Price specified by each tendering stockholder must be no greater than 120% nor less than 105% of the Average Price. The Company will, upon the terms and subject to the conditions of the Exchange Offer, determine the final Exchange Price, taking into account the number of Shares tendered and the Exchange Prices specified by tendering stockholders. The final Exchange Price will be announced by press release by the Company promptly after the Expiration Date. All Shares validly tendered at prices at or below the Exchange Price will be exchanged at the Exchange Price, subject to proration if the Exchange Offer is oversubscribed. Shares tendered at prices above the Exchange Price will be excluded from the Exchange Offer. Therefore, to maximize the possibility that Shares will be exchanged at the Exchange Price stockholders should check the box in the Letter of Transmittal marked "Shares Tendered at Exchange Price Determined by Dutch Auction" or indicate their minimum Exchange Price is 105%. The minimum number of Shares that may be exchanged is 100 Shares.

     The Exchange Offer is contingent upon the tender of at least 1,000,000 Shares at or below the Exchange Price. If more than 5,000,000 Shares are tendered at or below the Exchange Price, the Company will accept no more than 5,000,000 of the tendered Shares, to be allocated among tendering stockholders on a pro rata basis. The Company reserves the right, in its sole discretion, to accept a greater or lesser number of Shares pursuant to the Exchange Offer. Shares validly tendered at or below the Exchange Price will be accepted on or promptly after the Expiration Date. The Exchange Offer is subject to a number of additional conditions and may be amended or withdrawn in certain circumstances. See the section of the Offering Circular entitled "The Exchange Offer--Conditions to and Amendment of the Exchange Offer."

                                  INSTRUCTIONS

     The undersigned acknowledges receipt of your letter enclosing the Offering Circular and the Letter of Transmittal relating to the Exchange Offer by Impac Mortgage Holdings, Inc. to exchange its 11% Senior Subordinated Debentures for up to 5,000,000 Shares.

[_] Please TENDER ________ Shares held by you for my account/(1)/. (Please complete the following, as applicable.)

[_]  Please DO NOT tender outstanding Shares held by you for my account.


________________________________
/(1)/ I/we understand that if I/we sign without indicating a lesser amount in the space above, the entire number of Shares held by you for my/our account will be tendered.


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                                 TENDER PRICE

If Shares are being tendered at more than one Exchange Price, a separate instruction form for each Exchange Price specified must be used.

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

             Shares Tendered at Price Determined by Dutch Auction

[_] The undersigned wants to maximize the chance of having the Company purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares at, and is willing to accept, the Exchange Price resulting from the Dutch Auction tender process. This action could result in receiving an Exchange Price as low as 105% or as high as 120%.


            ***CHECK EITHER THE BOX ABOVE OR CHECK ONE BOX BELOW***
                     ------

      Shares Tendered at Exchange Price Determined Shares by Stockholder

                                  [_]   105%
                                  [_]   106%
                                  [_]   107%
                                  [_]   108%
                                  [_]   109%
                                  [_]   110%
                                  [_]   111%
                                  [_]   112%
                                  [_]   113%
                                  [_]   114%
                                  [_]   115%
                                  [_]   116%
                                  [_]   117%
                                  [_]   118%
                                  [_]   119%
                                  [_]   120%

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     The method of delivery of this document is at the election and risk of the tendering stockholders. If delivery is by mail, it is suggested that the mailing be made by registered mail with return receipt requested, properly insured and sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent on or before the Expiration Date. In all cases, sufficient time should be allowed to assure delivery.


                                   SIGN HERE

         Signature(s): ______________________________________________

         Name(s): ___________________________________________________

         Address(es): _______________________________________________


             _____________________________________________________
             City,             State                      Zip Code

         Area Code and Telephone No(s).: ____________________________

         ____________________________________________________________
               Taxpayer Identification or Social Security No(s).

         Dated: _____________________________________________________


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